Exhibit 99.1

Skillsoft Reports Strong Financial Results for the Third Quarter of Fiscal 2022

Raises Full Year Outlook Following Stronger than Expected Results

Extends Leadership Position with New Customer Wins and Significant Product Momentum with Percipio Bookings up 60%

BOSTON – December 14, 2021 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft” or the “Company”), a global leader in corporate digital learning, today announced its financial results for the third quarter of fiscal 2022 ended October 31, 2021. The Company delivered bookings growth in each of its business segments and grew revenue. Skillsoft raised its full year outlook for bookings and adjusted revenue and updated its outlook for adjusted EBITDA to the midpoint of the previous range.

“We delivered another strong quarter, driving bookings and adjusted revenue growth above expectations and executing on our strategic priorities,” said Jeffrey R. Tarr, Skillsoft’s Chief Executive Officer. “We grew each of our segments, won new blue-chip customers and advanced our migration to Percipio. We also signed new strategic alliances and launched new content and platform features, further increasing the value we deliver to our customers.”

Mr. Tarr added, “In our first two quarters as a public company, we recapitalized the business, assembled a world-class management team and board of directors, completed two acquisitions, and made foundational investments in content, platform and go-to-market. We continue to advance our vision of being the most highly valued provider of learning solutions and preparing the workforce of today with the skills for tomorrow.”

Updated Full Year Fiscal 2022 Outlook1

	Updated Outlook	Previous Outlook
Bookings	$700 million to $720 million	$690 million to $710 million
Adjusted Revenue	$685 million to $700 million	$670 million to $690 million
Adjusted EBITDA	Approximately $165 million	$155 million to $175 million

Skillsoft increased its bookings and adjusted revenue outlook for full year fiscal 2022 primarily to reflect better than expected performance through the first three quarters of the year.

The adjusted EBITDA outlook at the middle of the original outlook range reflects the Company’s growth investments in content, platform, and go-to-market capabilities, contributing to the higher than expected bookings and adjusted revenue growth.

Fiscal 2022 Third Quarter Financial Highlights2

●	Grew bookings 7%, with Content up 6%, Global Knowledge up 11%, Content and Global Knowledge combined up 8% and SumTotal up 3%;
●	Delivered GAAP revenue for the reported period of $171 million and GAAP net loss of $43 million;
●	Grew adjusted revenue[3] 6% to $179 million with adjusted EBITDA[3] of $49 million, in line with the prior year due to growth investment, synergy timing related to the delay in the closing of the Global Knowledge transaction, and higher D&O insurance costs;

1 See “Non-GAAP Financial Measures and Key Performance Metrics.” The Company does not reconcile forward-looking non-GAAP measures.

2 Growth calculated compared to the prior year as if pre-combination Skillsoft and Global Knowledge had been combined and their fiscal quarters had been aligned to end on October 31, 2021.

3 Signifies non-GAAP measure. See “Non-GAAP Financial Measures and Key Performance Metrics” in this release.

●	Delivered combined Percipio and dual deployment dollar retention rate of 101%; and
●	Advanced platform migration to Percipio, with 86% of Skillsoft Content annual recurring revenue on Percipio or Percipio dual deployment, up from 81% last quarter and 68% in the prior year period.

Key Operational Metrics and Non-GAAP Financial Measures

Bookings (previously Order Intake)

The following table sets forth unaudited bookings for the three and nine months ended October 31, 2021 and 2020 as if pre-combination Skillsoft and Global Knowledge had been combined and their fiscal quarters had been aligned to end on October 31:

(In thousands)	Three Months Ended October 31,		Change		Nine Months Ended October 31,		Change
	2021	2020	$	%	2021	2020	$	%
Content and Global Knowledge
Percipio	$17,742	$11,063	$6,679	60%	$50,276	$31,645	$18,631	59%
Dual Deployment and Coaching	53,661	36,348	17,313	48%	95,357	75,757	19,600	26%
Skillport	2,270	21,883	(19,613)	-90%	24,318	53,955	(29,637)	-55%
Total Subscription	$73,673	$69,294	$4,379	6%	$169,951	$161,357	$8,594	5%
Services and One-Time Orders	4,620	4,319	301	7%	10,908	9,330	1,578	17%
Total Content	$78,293	$73,613	4,680	6%	$180,859	$170,687	10,172	6%
Global Knowledge	61,690	55,419	6,271	11%	190,488	161,225	29,262	18%
Total Content & Global Knowledge	$139,983	$129,032	$10,951	8%	$371,346	$331,913	$39,434	12%

SumTotal
Subscription	$22,472	$21,830	$642	3%	$64,552	$68,286	($3,734)	-5%
Services and One-Time Orders	6,423	6,262	161	3%	17,224	15,876	1,348	8%
Total SumTotal	$28,895	$28,092	$803	3%	$81,776	$84,162	($2,386)	-3%

Total	$168,878	$157,124	$11,754	7%	$453,122	$416,075	$37,048	9%

Dollar Retention Rate

The following table sets forth dollar retention rates (“DRR”) for the last twelve month (“LTM”) period ended October 31, 2021 and for the three month periods ended October 31, 2021 and 2020 as if Skillsoft and Global Knowledge had been combined and their fiscal quarters had been aligned to end on October 31:

	October 31
	LTM	2021	2020

Percipio	100%	107%	100%
Dual Deployment	103%	100%	105%
Percipio + Dual Deployment	102%	101%	104%
Skillport	72%	75%	83%
Total Content Business	95%	98%	96%
SumTotal Business	96%	101%	99%

Capital Structure

The following table sets forth Skillsoft’s cash and cash equivalents and long-term debt as of October 31, 2021:

(In thousands)	October 31, 2021
Assets
Cash and Equivalents	$80,671

Liabilities
Long-Term Debt	$467,796
(including current portion)

Weighted average shares outstanding during the period from July 31, 2021 to October 31, 2021 were 133,116,361.

Webcast and Conference Call Information

Skillsoft will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss its financial results. To access the call, dial (877) 413-9278 from the United States and Canada or (215) 268-9914 from international locations. The live event can be accessed from the Investor Relations section of Skillsoft’s website at investor.skillsoft.com. A replay will be available for six months.

About Skillsoft

Skillsoft (NYSE: SKIL) is a global leader in corporate digital learning, focused on transforming today’s workforce for tomorrow’s economy. The Company provides enterprise learning solutions designed to prepare organizations for the future of work, overcome critical skill gaps, drive demonstrable behavior-change, and unlock the potential in their people. Skillsoft offers a comprehensive suite of premium, original, and authorized partner content, including one of the broadest and deepest libraries of leadership & business skills, technology & developer, and compliance curricula. With access to a broad spectrum of learning options (including video, audio, books, bootcamps, live events, and practice labs), organizations can meaningfully increase learner engagement and retention. Skillsoft’s offerings are delivered through Percipio, its award-winning, AI-driven, immersive learning platform purpose built to make learning easier, more accessible, and more effective. Learn more at www.skillsoft.com.

NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE METRICS

We track several non-GAAP financial measures and key performance metrics that we believe are key financial measures of our success. Non-GAAP measures and key performance metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures and key performance metrics when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. For example, a company with higher U.S. GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, excluding the effects of interest income and expense moderates the impact of a company’s capital structure on its performance. However, non-GAAP measures and key performance metrics have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures and key performance metrics may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

We do not reconcile our forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Forward Looking Statements

This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook (including bookings, adjusted revenue and adjusted EBITDA), our product development and planning, our pipeline, future capital expenditures, financial results, the impact of regulatory changes, existing and evolving business strategies and acquisitions and dispositions, demand for our services and competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, our ability to successfully implement our plans, strategies, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “projects,” “forecasts,” “seeks,” “outlook,” “target,” goals,” “probably,” or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including:

●	our ability to realize the benefits expected from the business combination between Skillsoft, Churchill Capital Corp. II and Global Knowledge;
●	the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;
●	the impact of the ongoing COVID-19 pandemic (including any variant) on our business, operating results and financial condition;
●	fluctuations in our future operating results;
●	our ability to successfully identify, consummate and achieve strategic objectives in connection with our acquisition opportunities and realize the benefits expected from the acquisition;
●	the demand for, and acceptance of, our products and for cloud-based technology learning solutions in general;
●	our ability to compete successfully in competitive markets and changes in the competitive environment in our industry and the markets in which we operate;
●	our ability to market existing products and develop new products;
●	a failure of our information technology infrastructure or any significant breach of security, including in relation to the migration of our key platforms from our systems to cloud storage;
●	future regulatory, judicial and legislative changes in our industry;
●	our ability to comply with laws and regulations applicable to our business;
●	the impact of natural disasters, public health crises, political crises, or other catastrophic events;
●	our ability to attract and retain key employees and qualified technical and sales personnel;
●	fluctuations in foreign currency exchange rates;
●	our ability to protect or obtain intellectual property rights;

●	our ability to raise additional capital;
●	the impact of our indebtedness on our financial position and operating flexibility;
●	our ability to meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;
●	our ability to successfully defend ourselves in legal proceedings; and
●	our ability to continue to meet applicable listing standards.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information, please see the risk factors included in the Company’s S-1 amendment filed on July 29, 2021 and subsequent filings with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Additionally, statements as to market share, industry data and our market position are based on the most currently available data available to us and our estimates regarding market position or other industry data included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless required by applicable law. With regard to these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

Investors

James Gruskin

james.gruskin@skillsoft.com

Media

Caitlin Leddy

caitlin.leddy@skillsoft.com

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Successor	Predecessor (SLH)
	October 31, 2021	January 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$80,671		$71,479
Restricted cash	2,680		2,964
Accounts receivable, less reserves of approximately $2,173 and $294 as of October 31, 2021 and January 31, 2021 respectively	136,890		179,784
Prepaid expenses and other current assets	42,066		30,326
Total current assets	262,307		284,553
Property and equipment, net	17,253		13,780
Goodwill	872,291		495,004
Intangible assets, net	904,797		728,633
Right of use assets	21,928		15,131
Deferred tax asset	—		—
Other assets	10,083		8,636
Total assets	$2,088,659		$1,545,737
LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Current maturities of long-term debt	$4,800		$5,200
Borrowings under accounts receivable facility	11,080		17,022
Accounts payable	31,472		7,425
Accrued compensation	38,681		36,375
Accrued expenses and other current liabilities	55,772		23,125
Lease liabilities	7,687		4,740
Deferred revenue	246,188		257,549
Total current liabilities	395,680		351,436

Long-term debt	462,996		510,236
Warrant liabilities	65,363		900
Deferred tax liabilities	91,497		81,008
Long term lease liabilities	15,209		13,155
Deferred revenue - non-current	1,883		3,035
Other long-term liabilities	9,699		5,998
Total long-term liabilities	646,647		614,332
Commitments and contingencies	—		—
Shareholders’ equity:
(Predecessor SLH) Shareholders’ common stock- Class A and Class B common shares, $0.01 par value: 1,000,000,000 shares authorized (800,000,000 Class A, 200,000,000 Class B) at January 31, 2021; 4,000,000 shares issued and outstanding (3,840,000 Class A, 160,000 Class B) at January 31, 2021	 —		40
(Successor) Shareholders’ common stock- Class A common shares, $0.0001 par value: 375,000,000 shares authorized and 133,164,526 shares issued and outstanding at October 31, 2021	11		—
Additional paid-in capital	1,301,319		674,333
Accumulated deficit	(255,132)		(93,722)
Accumulated other comprehensive income (loss)	134		(682)
Total shareholders’ equity	1,046,332		579,969
Total liabilities and shareholders’ equity	$2,088,659		$1,545,737

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Quarter-to Date Results
	Fiscal 2022	Fiscal 2021
	Successor	Predecessor (SLH)	Predecessor (PL)
	Three Months	From	From
	Ended	August 28, 2020	August 1, 2020
	October 31, 2021	to October 31, 2020	to August 27, 2020
Revenues:
Total revenues	$170,559	$36,973	$38,687
Operating expenses:
Costs of revenues	48,891	15,882	6,329
Content and software development	16,437	10,919	5,208
Selling and marketing	39,938	18,193	8,259
General and administrative	28,120	10,075	5,440
Amortization of intangible assets	37,064	15,890	4,230
Recapitalization and acquisition-related costs	 3,687	 8,225	64
Restructuring	777	80	38
Total operating expenses	174,914	79,264	29,568
Operating (loss) income	(4,355)	(42,291)	9,119
Other (expense) income, net	(611)	717	(541)
Fair value adjustment of warrants	(36,838)	2,900	 —
Interest income	18	9	21
Interest expense	(7,510)	(7,919)	(1,287)
Reorganization items, net	 —	 —	3,339,837
(Loss) income before (benefit from) provision for income taxes	(49,296)	(46,584)	3,347,149
(Benefit from) provision for income taxes	(6,441)	(7,870)	78,254
Net (loss) income	(42,855)	(38,714)	3,268,895

(Loss) income per share:
Ordinary – Basic and Diluted (PL)	*	*	32,656.29
Class A and B – Basic and Diluted (SLH)	*	(9.68)	*
Ordinary – Basic and Diluted (Successor)	(0.32)	*	*
Weighted average common share outstanding:
Ordinary – Basic and Diluted (PL)	*	*	100.1
Class A and B – Basic and Diluted (SLH)	*	4,000	*
Ordinary – Basic and Diluted (Successor)	133,116	*	*

*Not applicable

The accompanying notes are an integral part of these consolidated financial statements.

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Year-to Date Results
	Fiscal 2022		Fiscal 2021
	Successor	Predecessor (SLH)	Predecessor (SLH)	Predecessor (PL)
	From	From	From	From
	June 12, 2021 to	February 1, 2021	August 28, 2020	February 1, 2020
	October 31, 2021	to June 11, 2021	to October 31, 2020	to August 27, 2020
Revenues:
Total revenues	$261,572	$139,636	$36,973	$273,851
Operating expenses:
Costs of revenues	76,897	35,881	15,882	52,160
Content and software development	26,316	24,084	10,919	38,986
Selling and marketing	62,171	41,940	18,193	75,028
General and administrative	45,194	17,217	10,075	37,455
Amortization of intangible assets	57,087	50,902	15,890	34,378
Impairment of intangible assets	 —	 —	 —	332,376
Recapitalization and acquisition-related costs	 13,682	 6,938	 8,225	32,099
Restructuring	1,093	(703)	80	1,179
Total operating expenses	282,440	176,259	79,264	603,661
Operating loss	(20,868)	(36,623)	(42,291)	(329,810)
Other (expense) income, net	(1,308)	(493)	717	1,268
Fair value adjustment of warrants	(19,723)	900	2,900	 —
Interest income	30	64	9	105
Interest expense	(17,366)	(16,820)	(7,919)	(168,341)
Reorganization items, net	 —	 —	 —	3,329,245
(Loss) income before (benefit from) provision for income taxes	(59,235)	(52,972)	(46,584)	2,832,467
(Benefit from) provision for income taxes	(4,527)	(3,708)	(7,870)	68,455
Net (loss) income	(54,708)	(49,264)	(38,714)	2,764,012

(Loss) income per share:
Ordinary – Basic and Diluted (PL)	*	*	*	27,612.51
Class A and B – Basic and Diluted (SLH)	*	(12.32)	(9.68)	*
Ordinary – Basic and Diluted (Successor)	(0.41)	*	*	*
Weighted average common share outstanding:
Ordinary – Basic and Diluted (PL)	*	*	*	100.1
Class A and B – Basic and Diluted (SLH)	*	4,000	4,000	*
Ordinary – Basic and Diluted (Successor)	133,096	*	*	*

* Not applicable

The accompanying notes are an integral part of these consolidated financial statements.

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Fiscal 2022				Fiscal 2021
	Successor		Predecessor (SL)		Predecessor (SL)		Predecessor (PL)
	June 12, 2021		February 1, 2021		August 28, 2020		February 1, 2020
	through		through		through		through
	October 31, 2021		June 11, 2021		October 31, 2020		August 27, 2020
Cash flows from operating activities:
Net (loss) income		$(54,708)		$(49,264)		$(38,714)		$2,764,012
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Share-based compensation		9,034		—		—		—
Depreciation and amortization		4,309		3,572		1,509		5,864
Amortization of intangible assets		57,087		50,902		15,890		34,378
Change in bad debt reserve		(668)		(174)		186		24
(Benefit from) provision for income taxes – non-cash		(9,937)		(5,886)		(8,214)		66,234
Non-cash interest expense		913		487		143		2,407
Impairment of intangible assets		—		—		—		332,376
Fair value adjustment to warrants		19,723		(900)		(2,900)		—
Right-of-use asset		3,473		748		1,245		1,594
Non-cash reorganization items, net		—		—		—		(3,353,326)
Changes in current assets and liabilities, net of effects from acquisitions:
Accounts receivable		(8,446)		88,622		(24,396)		116,478
Prepaid expenses and other current assets		(5,002)		1,828		(4,017)		66
Accounts payable		(1,636)		(4,866)		3,776		(7,909)
Accrued expenses, including long-term		13,962		(18,592)		11,888		145,816
Lease liability		(4,046)		(1,301)		(1,510)		(2,332)
Deferred revenue		(24,599)		(31,365)		47,987		(101,765)
Net cash (used in) provided by operating activities		(541)		33,811		2,873		3,917
Cash flows from investing activities:
Purchase of property and equipment		(4,351)		(641)		(1,340)		(3,105)
Internally developed software - capitalized costs		(2,293)		(2,350)		(908)		(3,819)
Acquisition of Global Knowledge, net of cash received		(156,926)		—		—		—
Acquisition of Skillsoft, net of cash received		(386,035)		—		—		—
Acquisition of Pluma, net of cash received		(18,646)		—		—		—
Net cash used in investing activities		(568,251)		(2,991)		(2,248)		(6,924)
Cash flows from financing activities:
Borrowings under revolving line of credit, net of repayments		—		—		—		19,500
Borrowings under DIP Facility		—		—		—		60,000
Proceeds from Exit Facility borrowing		—		—		—		50,000
Debt issuance costs associated with DIP and Exit facilities		—		—		—		(19,524)
Shares repurchased for tax withholding upon vesting of restricted stock-based awarded		(614)		—		—		—
Proceeds from equity investment (PIPE)		530,000		—		—		—
Proceeds from issuance of term loans, net of fees		464,290		—		—		—
Principal payments on capital lease obligation		(407)		(370)		(162)		(532)
Proceeds from accounts receivable facility, net of borrowings		(23,198)		16,577		(28,909)		(35,787)
Repayment of First and Second Out loans		(605,591)		(1,300)		—		—
Net cash provided by (used in) financing activities		364,480		14,907		(29,071)		73,657
Effect of exchange rate changes on cash and cash equivalents		(820)		203		699		(2,139)
Net (decrease) increase in cash, cash equivalents and restricted cash		(205,132)		45,930		(27,747)		68,511
Cash, cash equivalents and restricted cash, beginning of period		288,483		74,443		102,315		33,804
Cash, cash equivalents and restricted cash, end of period		$83,351		$120,373		$74,568		$102,315
Supplemental disclosure of cash flow information:
Cash and cash equivalents		$80,671		$117,299		$70,836		$92,009
Restricted cash		2,680		3,074		3,732		10,306
Cash, cash equivalents and restricted cash, end of period		$83,351		$120,373		$74,568		$102,315

The accompanying notes are an integral part of these consolidated financial statements.

Key Performance Metrics

We use key performance metrics to help us evaluate our performance and make strategic decisions. Additionally, we believe these metrics are useful as a supplement to investors in evaluating the Company’s ongoing operational performance and trends. These key performance metrics are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled metrics presented by other companies.

Annualized Recurring Revenue (“ARR”)

ARR represents the annualized recurring value of all active subscription contracts at the end of a reporting period. We believe ARR is useful for assessing the performance of our recurring subscription revenue base and identifying trends affecting our business.

Dollar Retention Rate (“DRR”)

For existing customers at the beginning of a given period, DRR represents subscription renewals, upgrades, churn, and downgrades in such period divided by the beginning total renewable base for such customers for such period. Renewals reflect customers who renew their subscription, inclusive of auto-renewals for multi-year contracts, while churn reflects customers who choose to not renew their subscription. Upgrades include orders from customers that purchase additional licenses or content (e.g., a new Leadership and Business module), while downgrades reflect customers electing to decrease the number of licenses or reduce the size of their content package. Upgrades and downgrades also reflect changes in pricing. We use our DRR to measure the long-term value of customer contracts as well as our ability to retain and expand the revenue generated from our existing customers.

Bookings

Bookings (previously referred to as order intake) in any particular period represents orders received during that period and reflects (i) subscription renewals, upgrades, churn, and downgrades to existing customers, (ii) non- subscription services, and (iii) sales to new customers. Bookings generally represents a customer’s annual obligation (versus the life of the contract), and, for the subscription business, revenue is recognized for such bookings over the following 12 months. We use bookings to measure and monitor current period business activity with respect to our ability to sell subscriptions and services to our platform.

SKILLSOFT CORP.

KEY OPERATING METRICS

Bookings

	Three Months Ended October 31,		Nine Months Ended October 31,
(In thousands)	2021	2020	2021	2020
Content and Global Knowledge
Percipio	$17,742	$11,063	$50,276	$31,645
Dual Deployment and Coaching	53,661	36,348	95,357	75,757
Skillport	2,270	21,883	24,318	53,955
Total Subscription Bookings	$73,673	$69,294	$169,951	$161,357
Services and One-Time Bookings	4,620	4,319	10,908	9,330
Global Knowledge Bookings	61,690	55,419	190,488	161,225
Total Content & Global Knowledge Bookings	$139,983	$129,032	$371,347	$331,912

SumTotal
Subscription Bookings	$22,472	$21,830	$64,552	$68,286
Services and One-Time Bookings	6,423	6,262	17,224	15,876
Total SumTotal Bookings	$28,895	$28,092	$81,776	$84,162

Total Bookings	$168,877	$157,124	$453,123	$416,074

Annualized Recurring Revenue

	October 31,	January 31,
(In thousands)	2021	2021
Content and Global Knowledge
Percipio	$90,638	$75,802
Dual Deployment	184,825	161,327
Skillport	46,106	80,245
Total Content	$321,568	$317,374
Global Knowledge	13,407	10,504
Total Content and Global Knowledge	$334,975	$327,878

SumTotal	$95,519	$99,148

Total Annualized Recurring Revenue	$430,494	$427,026

Dollar Retention Rate

	October 31
	LTM	2021	2020

Percipio	100%	107%	100%
Dual Deployment	103%	100%	105%
Percipio + Dual Deployment	102%	101%	104%
Skillport	72%	75%	83%
Total Content Business	95%	98%	96%
SumTotal Business	96%	101%	99%

Non-GAAP Financial Measures – Adjusted Revenue

	Skillsoft and Global Knowledge Combined
(In thousands)	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Consolidated
Adjusted subscription revenue	$106,055	$107,924	$311,815	$323,054
Adjusted non-subscription revenue	11,298	10,518	32,525	32,161
Adjusted Global Knowledge revenue	61,523	50,839	177,265	162,055
Total Consolidated adjusted revenue	178,876	169,281	521,605	517,270

Content Business
Adjusted subscription revenue	82,523	82,953	242,093	246,575
Adjusted non-subscription revenue	4,424	3,995	12,661	11,619
Total Content Business adjusted revenue	86,947	86,947	254,754	258,194

Global Knowledge Business
Virtual and on-demand	48,717	36,719	146,280	109,119
Classroom and all other	12,806	14,120	30,985	52,936
Total Global Knowledge adjusted revenue	61,523	50,839	177,265	162,055

SumTotal Business
Adjusted subscription revenue	23,532	24,971	69,722	76,479
Adjusted non-subscription revenue	6,874	6,523	19,864	20,542
Total SumTotal adjusted revenue[4]	$30,406	$31,495	$89,586	$97,021

4 The table above reflects a product level view of revenue whereas in prior quarters we showed revenue based on the contracting business unit, which is slightly different due to cross selling. We intend to present product level views going forward which we believe provides the most accurate depiction of the underlying trends in our business.

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANICAL MEASURES

(in thousands, unaudited)

	For the Three Months Ended October 31, 2021
		Non-GAAP
		Revenue
	Skillsoft Corp.	Adjustments (1)	Combined
Revenues:
Total revenues	$170,559	$8,317	$178,876
Operating expenses
Cost of revenues	48,891	8,317	57,208
Content and software development	16,437	—	16,437
Selling and marketing	39,938	—	39,938
General and administrative	28,120	—	28,120
Recapitalization and transaction-related costs	—		—
Amortization of intangible assets	37,064	—	37,064
Recapitalization and acquisition-related costs	3,687	—	3,687
Restructuring	777		777
Total operating expenses	174,914	8,317	183,231
Operating loss:	$(4,355)	$—	$(4,355)
Other income (expense), net	(611)	—	(611)
Fair value adjustment of warrants	(36,838)		(36,838)
Interest income	18	—	18
Interest expense	(7,510)	—	(7,510)
Loss before provision for income taxes	(49,296)	—	(49,296)
Provision for income taxes	(6,441)		(6,441)
Net loss	$(42,855)	$—	$(42,855)

EBITDA Computation
Interest expense, net	$7,492	$—	$7,492
(Benefit from) provision for income taxes	(6,441)	—	(6,441)
Depreciation and amortization	39,668	—	39,668
Impairment of goodwill and intangible assets	—	—	—
EBITDA	(2,136)	—	(2,136)

Adjusted EBITDA Computation
Plus: Non-recurring retention and consulting costs	3,892	—	3,892
Plus: Recapitalization and acquisition-related costs	3,687	—	3,687
Plus: Restructuring and contract terminations	777	—	777
Plus: Integration and migration related	883	—	883
Plus: Warrant fair value adjustment and foreign currency	37,391	—	37,391
Plus: Stock-based compensation expense	4,217	—	4,217
Plus: Other add backs	554	—	554
Adjusted EBITDA	$49,265	$—	$49,265

(1)	Non-GAAP revenue adjustments include the add back of (i) non-cash deferred revenue fair value adjustments and (ii) reseller fees, which are presented on a net basis in GAAP revenue.

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANICAL MEASURES

(in thousands, unaudited)

	For the Three Months Ended October 31, 2020
	For the	For the	For the
	Period from	Period from	Period from	Non-GAAP
	8/1/20 to 10/31/20	8/1/20 to 8/27/20	8/28/20 to 10/31/20	Revenue
	Global Knowledge	Predecessor (PL)	Predecessor (SLH)	Adjustments (1)	Combined
Revenues:
Total revenues	$43,690	$38,687	$36,973	$49,931	$169,281
Operating expenses
Cost of revenues	24,470	6,329	15,882	7,148	53,829
Content and software development	231	5,208	10,919	—	16,358
Selling and marketing	10,978	8,259	18,193	—	37,430
General and administrative	8,100	5,440	10,075	—	23,615
Amortization of intangible assets	9,526	4,230	15,890	—	29,646
Impairment of intangible assets	4,520	—	—	—	4,520
Recapitalization and acquisition-related costs	—	64	8,225	—	8,289
Restructuring	2,066	38	80	—	2,184
Total operating expenses	59,891	29,568	79,264	7,148	175,871
Operating loss:	$(16,201)	$9,119	$(42,291)	$42,783	$(6,590)
Other (expense) income, net	625	(541)	717	—	801
Fair value adjustment of warrants	—	—	2,900	—	2,900
Interest income	—	21	9	—	30
Interest expense	(6,431)	(1,287)	(7,919)	—	(15,637)
Reorganization items, net	—	3,339,837	—	—	3,339,837
(Loss) income before provision for (benefit from) income taxes	(22,007)	3,347,149	(46,584)	42,783	3,321,341
(Benefit from) provision for income taxes	(944)	78,254	(7,870)	—	69,440
Net (loss) income	$(21,063)	$3,268,895	$(38,714)	$42,783	$3,251,901

EBITDA Computation
Interest expense, net	$6,431	$1,266	$7,910	$—	$15,607
(Benefit from) provision for income taxes	(944)	78,254	(7,870)	—	69,440
Depreciation and amortization	10,455	6,484	15,890	—	32,829
Impairment of goodwill and intangible assets	4,520	—	—	—	4,520
EBITDA	(601)	3,354,899	(22,784)	42,783	3,374,297

Adjusted EBITDA Computation
Plus: Non-recurring retention and consulting costs	669	1,549	3,032	—	5,250
Plus: Recapitalization and transaction-related costs	2,671	(672)	8,961	—	10,960
Plus: Restructuring and contract terminations	1,397	40	78	—	1,515
Plus: Integration and migration related	—	2,212	965	—	3,177
Plus: Warrant fair value adjustment and foreign currency	(982)	(229)	(3,156)	—	(4,367)
Plus: Impact of fresh-start and purchase accounting	—	(3,339,838)	41,442	(42,783)	(3,341,179)
Plus: Stock-based compensation expense	—	—	—	—	—
Plus: Other add backs	187	(247)	(310)	—	(370)
Adjusted EBITDA	$3,341	$17,714	$28,228	$—	$49,283

(1)	Non-GAAP revenue adjustments include the add back of (i) non-cash deferred revenue fair value adjustments and (ii) reseller fees, which are presented on a net basis in GAAP revenue.

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANICAL MEASURES

(in thousands, unaudited)

	For the Nine Months Ended October 31, 2021
	For the	For the	For the
	Period from	Period from	Period from	Non-GAAP
	2/1/21 to 6/11/21	2/1/21 to 6/11/21	6/12/21 to 10/31/21	Revenue
	Global Knowledge	Skillsoft	Skillsoft Corp.(1)	Adjustments(2)	Combined
Revenues:
Total revenues	$71,932	$139,636	$261,572	$48,465	$521,605
Operating expenses
Cost of revenues	34,698	35,881	76,897	22,874	170,350
Content and software development	492	24,084	26,316	—	50,892
Selling and marketing	16,404	41,940	62,171	—	120,515
General and administrative	19,765	17,217	45,194	—	82,176
Amortization of intangible assets	2,646	50,902	57,087	—	110,635
Recapitalization and acquisition-related costs	—	6,938	13,682	—	20,620
Restructuring	2,764	(703)	1,093	—	3,154
Total operating expenses	76,769	176,259	282,440	22,874	558,342
Operating loss:	$(4,837)	$(36,623)	(20,868)	$25,591	$(36,737)
Other income, net	624	407	(1,308)	—	(277)
Fair value adjustment of warrants	—	—	(19,723)	—	(19,723)
Interest income	—	64	30	—	94
Interest expense	(11,970)	(16,820)	(17,366)	—	(46,156)
Loss before provision for (benefit from) income taxes	(16,183)	(52,972)	(59,235)	25,591	(102,799)
Provision for (benefit from) income taxes	359	(3,708)	(4,527)	—	(7,876)
Net loss	$(16,542)	$(49,264)	(54,708)	$25,591	$(94,923)

EBITDA Computation
Interest expense, net	$11,970	$16,756	$17,336	$—	$46,062
Benefit from income taxes	359	(3,708)	(4,527)	—	(7,876)
Depreciation and amortization	4,119	54,474	61,396	—	119,989
EBITDA	(94)	18,258	19,497	25,591	63,252

Adjusted EBITDA Computation
Plus: Non-recurring retention and consulting costs	28	1,153	1,551		2,732
Plus: Recapitalization and acquisition-related costs	8,862	6,938	16,038	—	31,838
Plus: Restructuring and contract terminations	2,884	(703)	1,093	—	3,274
Plus: Integration and migration related	—	1,160	1,383	—	2,543
Plus: Warrant fair value adjustment and foreign currency	377	134	20,714	—	21,225
Plus: Impact of fresh-start and purchase accounting	—	23,395	—	(25,591)	(2,196)
Plus: Stock-based compensation expense	—	—	9,034	—	9,034
Plus: Other add backs	(1,119)	(300)	198	—	(1,221)
Adjusted EBITDA	$10,938	$50,035	$69,508	$—	$130,481

(1)	GAAP results of Skillsoft Corp. include Global Knowledge subsequent to June 11, 2021.
(2)	Non-GAAP revenue adjustments include the add back of (i) non-cash deferred revenue fair value adjustments and (ii) reseller fees, which are presented on a net basis in GAAP revenue.

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANICAL MEASURES

(in thousands, unaudited)

	For the Nine Months Ended October 31, 2020
	For the	For the	For the
	Period from	Period from	Period from	Non-GAAP
	2/1/20 to 10/31/20	2/1/20 to 8/27/20	8/28/20 to 10/31/20	Revenue
	Global Knowledge	Predecessor (PL)	Predecessor (SLH)	Adjustments (1)	Combined
Revenues:
Total revenues	$142,192	$273,851	$36,973	$64,254	$517,270
Operating expenses
Cost of revenues	78,527	52,160	15,882	19,862	166,431
Content and software development	1,751	38,986	10,919	—	51,656
Selling and marketing	30,896	75,028	18,193	—	124,117
General and administrative	24,186	37,455	10,075	—	71,716
Amortization of intangible assets	13,249	34,378	15,890	—	63,517
Impairment of intangible assets	59,553	332,376	—	—	391,929
Recapitalization and acquisition-related costs	—	32,099	8,225	—	40,324
Restructuring	6,373	1,179	80	—	7,632
Total operating expenses	214,535	603,661	79,264	19,862	917,322
Operating loss:	$(72,343)	$(329,810)	$(42,291)	$44,392	$(400,052)
Other income (expense), net	(156)	1,268	717	—	1,829
Fair value adjustment of warrants	—	—	2,900		2,900
Interest income	—	105	9	—	114
Interest expense	(20,993)	(168,341)	(7,919)	—	(197,253)
Reorganization items, net	—	3,329,245	—	—	3,329,245
(Loss) income before (benefit from) provision for income taxes	(93,492)	2,832,467	(46,584)	44,392	2,736,783
(Benefit from) provision for income taxes	(733)	68,455	(7,870)	—	59,852
Net (loss) income	$(92,759)	$2,764,012	$(38,714)	$44,392	$2,676,931

EBITDA Computation
Interest expense, net	20,993	168,236	7,910	—	$197,139
(Benefit from) provision for income taxes	(733)	68,455	(7,870)	—	59,852
Depreciation and amortization	18,080	41,751	15,890	—	75,721
Impairment of goodwill and intangible assets	59,553	332,376	—	—	391,929
EBITDA	5,134	3,374,830	(22,784)	44,392	3,401,572

Adjusted EBITDA Computation
Plus: Non-recurring retention and consulting costs	2,031	11,034	3,032	—	16,097
Plus: Recapitalization and acquisition-related costs	3,375	31,363	8,961	—	43,699
Plus: Restructuring and contract terminations	4,336	1,181	78	—	5,595
Plus: Integration and migration related	8	3,379	965	—	4,352
Plus: Warrant fair value adjustment and foreign currency	(29)	(1,119)	(3,156)	—	(4,304)
Plus: Impact of fresh-start and purchase accounting	—	(3,329,245)	41,442	(44,392)	(3,332,195)
Plus: Stock-based compensation expense	—	—	—	—	—
Plus: Other add backs	171	(33)	(310)	—	(172)
Adjusted EBITDA	$15,026	91,390	$28,228	$—	$134,644

(1)	Non-GAAP revenue adjustments include the add back of (i) non-cash deferred revenue fair value adjustments and (ii) reseller fees, which are presented on a net basis in GAAP revenue.